EXHIBIT 31.1

    CERTIFICATION  OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
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          PURSUANT TO 15 U.S.C. 78M(A) OR 78O(D) AS ADOPTED PURSUANT TO
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                 SECTION  302 OF THE  SARBANES-OXLEY ACT OF 2002
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I, Michael F Manion certify that:

1. I was appointed President and Director of eCHEX Worldwide Corp. on March 16, 2004. Prior to that time I was a consultant to the company and other interested parties regarding the use of a publicly registered entity emerging from bankruptcy for achieving public ownership status for a new formed entity. I have limited knowledge of the company's affairs prior to my appointment and have relied on representations of the prior management and other consultants to the company concerning the business affairs and operations of the company prior to this date to make the following certifications. The company has been under the protection of the Bankruptcy Court since September 11, 2002. It sold its operating assets on October 18, 2002. It had no operations during fiscal 2003 and reported its cash receipts and disbursements monthly to the Office of the United States Trustee.

2. I have reviewed this annual report on Form 10-KSB of Worldwide Wireless Networks, Inc.

3. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

4. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

5. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant from the date of my appointment and have to the extent necessary and based on the information available, have:

     a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

     c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

6. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions) (as of December 22, 2003 the company had a single director which acted in all capacities):

     a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses (if any) in internal controls; and

     b) any fraud (if any), whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date: March 22, 2004
       /S/
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Name:      Michael F Manion
Title:     President and Director


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